EXHIBIT 10.1


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                         SILVA BAY INTERNATIONAL, INC.,
                            SSS ACQUISITION COMPANY,
                                       AND
                       SPECTRUM SCIENCES & SOFTWARE, INC.


                                 MARCH 24, 2003

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
      ARTICLE I. - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .   4
1.01    Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.02    Collateral Agreements. . . . . . . . . . . . . . . . . . . . . . . .   4
1.03    Confidential Information . . . . . . . . . . . . . . . . . . . . . .   4
1.04    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.05    Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
1.06    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . .   5
1.07    SILVA BAY Shareholder. . . . . . . . . . . . . . . . . . . . . . . .   5
1.08    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .   5
1.09    GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
1.10    Governmental Authorities . . . . . . . . . . . . . . . . . . . . . .   5
1.11    Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
1.12    Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
1.13    Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . .   5
1.14    Spectrum Capital Stock . . . . . . . . . . . . . . . . . . . . . . .   5
1.15    Spectrum Stockholders. . . . . . . . . . . . . . . . . . . . . . . .   5
1.16    Material Adverse Change (or Effect). . . . . . . . . . . . . . . . .   5
1.17    Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.18    Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.19    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.20    Permitted Encumbrances . . . . . . . . . . . . . . . . . . . . . . .   6
1.21    Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.22    Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.23    Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.24    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.25    Tax Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.26    Trade Secrets. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.27    Used . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
1.28    Working Capital. . . . . . . . . . . . . . . . . . . . . . . . . . .   6

      ARTICLE II. - THE MERGER . . . . . . . . . . . . . . . . . . . . . . .   7
2.01    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.02    Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.03    Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . . .   7
2.04    Certificate of Incorporation and Bylaws. . . . . . . . . . . . . . .   7
2.05    Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.06    Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.07    Effect on Capital Stock. . . . . . . . . . . . . . . . . . . . . . .   7
2.08    Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . .   8
2.09    Record Date for Stockholder Action . . . . . . . . . . . . . . . . .   9

      ARTICLE III. - CLOSING . . . . . . . . . . . . . . . . . . . . . . . .   9
3.01    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.02    Deliveries by Spectrum . . . . . . . . . . . . . . . . . . . . . . .   9
3.03    Deliveries by SILVA BAY. . . . . . . . . . . . . . . . . . . . . . .  10
3.04    Termination in Absence of Closing. . . . . . . . . . . . . . . . . .  10

      ARTICLE IV. - SPECTRUM'S REPRESENTATIONS AND WARRANTIES. . . . . . . .  11
4.01    Corporate Existence and Qualification. . . . . . . . . . . . . . . .  11
4.02    Authority, Approval and Enforceability . . . . . . . . . . . . . . .  11


                                       29
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
                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----

4.03    Capitalization and Corporate Records . . . . . . . . . . . . . . . .  11
4.04    Equity Interests . . . . . . . . . . . . . . . . . . . . . . . . . .  12
4.05    No Spectrum Defaults or Consents . . . . . . . . . . . . . . . . . .  12
4.06    No Governmental Proceedings. . . . . . . . . . . . . . . . . . . . .  12
4.07    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . .  12
4.08    Financial Statements; Liabilities; Accounts Receivable; Inventories.  12
4.09    Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . .  13
4.10    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . .  14
4.11    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
4.12    Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.13    Assets other than Real Property. . . . . . . . . . . . . . . . . . .  15
4.14    Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.15    Intangible Rights. . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.16    Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.17    Banks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.18    Suppliers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.19    Transactions With Affiliates . . . . . . . . . . . . . . . . . . . .  16
4.20    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.21    Other Information. . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.22    No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

      ARTICLE V. - SILVA BAY'S REPRESENTATIONS AND WARRANTIES. . . . . . . .  17
5.01    SILVA BAY: Corporate Existence and Qualification . . . . . . . . . .  17
5.02    SSS: Corporate Existence and Qualification . . . . . . . . . . . . .  17
5.03    SILVA BAY: Authority, Approval and Enforceability. . . . . . . . . .  17
5.04    SSS: Authority, Approval and Enforceability. . . . . . . . . . . . .  17
5.05    No Default or Consents . . . . . . . . . . . . . . . . . . . . . . .  18
5.06    No Governmental Proceedings. . . . . . . . . . . . . . . . . . . . .  18
5.07    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
5.08    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . .  18
5.09    Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
5.10    Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
5.11    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . .  19
5.12    Other Information. . . . . . . . . . . . . . . . . . . . . . . . . .  19

      ARTICLE VI. - OBLIGATIONS PRIOR TO CLOSING
6.01    SILVA BAY's Access to Information. . . . . . . . . . . . . . . . . .  19
6.02    Spectrum's Conduct of Business and Operations. . . . . . . . . . . .  19
6.03    General Restrictions . . . . . . . . . . . . . . . . . . . . . . . .  20
6.04    Notice Regarding Changes . . . . . . . . . . . . . . . . . . . . . .  21
6.05    Ensure Conditions Met. . . . . . . . . . . . . . . . . . . . . . . .  21

      ARTICLE VII. - CONDITIONS TO SPECTRUM'S AND SILVA BAY'S OBLIGATIONS. .  21
7.01    Conditions to Obligations of Spectrum. . . . . . . . . . . . . . . .  21
7.02    Conditions to SILVA BAY's Obligations. . . . . . . . . . . . . . . .  22
      ARTICLE VIII. -  POST-CLOSING OBLIGATIONS. . . . . . . . . . . . . . .  23
8.01    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . .  23
8.02    Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
8.03    Name Change and Reincorporation. . . . . . . . . . . . . . . . . . .  23
8.04    Silva Bay Director and Officers after Closing. . . . . . . . . . . .  23
8.05    Capital for the Surviving Corporation's Business . . . . . . . . . .  24

      ARTICLE IX. - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .  24
9.01    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
9.02    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
9.03    Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
9.04    Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . .  25
9.05    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
9.06    Governing Law and Waiver of Jury Trial . . . . . . . . . . . . . . .  25
9.07    Representations and Warranties . . . . . . . . . . . . . . . . . . .  26
9.08    Agreement; No Third-Party Beneficiaries. . . . . . . . . . . . . . .  26
9.09    Binding Effect; Assignment . . . . . . . . . . . . . . . . . . . . .  26
9.10    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
9.11    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
9.12    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
9.13    Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . .  27
9.14    Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
9.15    Rules of Interpretation. . . . . . . . . . . . . . . . . . . . . . .  27
9.16    Amendment; Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .  27

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

                                LIST OF SCHEDULES
SCHEDULE 2.08. .  Spectrum - Shares Issuable to Spectrum Stockholders
SCHEDULE 4.01. .  Spectrum - Jurisdictions and Good Standings
SCHEDULE 4.03. .  Spectrum - Capital Structure Prior to Closing the Merger
SCHEDULE 4.05. .  Spectrum - Consents and Defaults
SCHEDULE 4.07. .  Spectrum - Number of Employees and Employment Classification
SCHEDULE 4.08(A)  Spectrum - Financial Statement
SCHEDULE 4.08(B)  Spectrum - Liabilities
SCHEDULE 4.08(C)  Spectrum - Accounts Receivable
SCHEDULE 4.08(D)  Spectrum - Inventory
SCHEDULE 4.09. .  Spectrum - Certain Changes Since Last Balance Sheet
SCHEDULE 4.10. .  Spectrum - Compliance with Laws
SCHEDULE 4.11. .  Spectrum - Litigation
SCHEDULE 4.12. .  Spectrum - Real Property
SCHEDULE 4.14. .  Spectrum - Contracts and Commitments
SCHEDULE 4.15. .  Spectrum - Intangible Rights
SCHEDULE 4.16. .  Spectrum - Permits
SCHEDULE 4.17. .  Spectrum - Financial Institutions and Authorized Personnel
SCHEDULE 4.18. .  Spectrum - Principal Suppliers
SCHEDULE 4.19. .  Spectrum - Transactions with Affiliates
SCHEDULE 4.20. .  Spectrum - Tax Matters
SCHEDULE 7.02(C)  SILVA BAY - Certain Changes Since Last Balance Sheet

                          AGREEMENT AND PLAN OF MERGER

     This  AMENDED  AND  RESTATED AGREEMENT AND PLAN OF MERGER (the "AGREEMENT")
                                                                     ---------
made and entered into as of the 24th day of March 2003, is by and among (i) SILVA BAY INTERNATIONAL, INC., a Delaware corporation ("SILVA BAY"), (ii) SSS
                                                           ---------
ACQUISITION COMPANY, a Delaware corporation and wholly owned subsidiary of SILVA BAY ("SSS"), and (iii) SPECTRUM SCIENCES & SOFTWARE, INC. , a Florida
       ---
corporation  ("SPECTRUM").
               --------

                                    RECITALS
                                    --------

     WHEREAS, SILVA BAY, SSS and Spectrum executed an Agreement and Plan of Merger dated on or about July 2002 (the "Original Agreement") wherein SSS will merge with and into Spectrum, such that as of the closing of the transaction Spectrum shall be the surviving entity, wholly owned by SILVA BAY.

     WHEREAS, SILVA BAY, SSS and Spectrum mutually desire to amend and restate the Original Agreement in accordance with the terms and conditions of this Agreement.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Capitalized  terms  used  in  this  Agreement  are  used as defined in this
Article  I  or  elsewhere  in  this  Agreement.
      ----

     1.01     AFFILIATE.  The  term  "AFFILIATE" shall mean, with respect to any
              ---------               ---------
person, any other person controlling, controlled by or under common control with such person. The term "CONTROL" as used in the preceding sentence means, with
                          -------
respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

     1.02     COLLATERAL  AGREEMENTS.  The  term  "COLLATERAL  AGREEMENTS" shall
              ----------------------               ----------------------
mean any or all of the exhibits to this Agreement and any and all other agreements, instruments or documents required or expressly provided for under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

     1.03     CONFIDENTIAL  INFORMATION.  The  term  "CONFIDENTIAL  INFORMATION"
              -------------------------               -------------------------
shall mean confidential data and confidential information relating to the business of Spectrum (which does not rise to the status of a Trade Secret under applicable law) which has value to Spectrum and is not generally known to the competitors of Spectrum. Confidential Information shall not include any data or information that (i) has been voluntarily disclosed to the general public by Spectrum or its Affiliates, (ii) has been independently developed and disclosed to the general public by others, or (iii) otherwise enters the public domain through lawful means.

     1.04     CONTRACTS.  The term "CONTRACTS," when described as being those of
              ---------             ---------
or applicable to any person, shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, excluding any Permits.

     1.05     DAMAGES.  The  term  "DAMAGES"  shall  mean  any  and all damages,
              -------               -------
liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties and attorneys' and accountants' fees and disbursements).

     1.06     ENVIRONMENTAL  LAWS.  The term "ENVIRONMENTAL LAWS" shall mean any
              -------------------             ------------------
applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, code, order, judgment, decree or injunction relating to (x) the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land) or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, protection, release or disposal of, Hazardous Substances.

     1.07     SILVA  BAY  SHAREHOLDER.  The  term  "SILVA BAY SHAREHOLDER" shall
              -----------------------               ---------------------
mean any Person who holds shares of Silva Bay International, Inc. common stock prior to the Closing of the Merger.

     1.08     FINANCIAL  STATEMENTS.  The term "FINANCIAL STATEMENTS" shall mean
              ---------------------             --------------------
any or all of the financial statements, including balance sheets and related statements of income and statements of changes in financial position and the accompanying notes thereto, of the Spectrum's business prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise provided herein.

1.09     GAAP.  "GAAP"  means  generally  accepted  accounting principles in the
         ----    ----
United  States.

     1.10     GOVERNMENTAL  AUTHORITIES.  The  term  "GOVERNMENTAL  AUTHORITIES"
              -------------------------               ------------  -----------
shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

     1.11     INVENTORY.  The term "INVENTORY" shall mean all goods, merchandise
              ---------             ---------
and other personal property owned and held for sale, and all raw materials, works-in-process, materials and supplies of every nature which contribute to the finished products of Spectrum in the ordinary course of its business, specifically excluding, however, damaged, defective or otherwise unsaleable items.

     1.12     KNOWLEDGE.  The  term  "KNOWLEDGE" shall mean, as to Spectrum, the
              ---------               ---------
actual knowledge of Donal Myrick or any of the other directors, or officers of Spectrum with respect to the matter in question, and such knowledge as Donal Myrick or any of the other directors or officers of Spectrum reasonably should have obtained upon diligent investigation and inquiry into the matter in question.  The  term  "KNOWLEDGE"  shall  mean,  as  to  SILVA  BAY,  the actual
                       ---------
knowledge of Dyron Watford or any of the other directors, or officers of SILVA BAY with respect to the matter in question, and such knowledge as Dyron Watford or any of the other directors or officers of SILVA BAY reasonably should have obtained upon diligent investigation and inquiry into the matter in question.

     1.13     LEGAL REQUIREMENTS.  The term "LEGAL REQUIREMENTS," when described
              ------------------             ----- ------------
as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person's business, operations or properties.

     1.14     SPECTRUM  CAPITAL  STOCK.  The term "SPECTRUM CAPITAL STOCK" shall
              ------------------------             ----------------------
mean  Spectrum's  common  stock.

     1.15     SPECTRUM  STOCKHOLDERS.  The  term  "SPECTRUM  STOCKHOLDERS" shall
              ----------------------               ----------------------
mean any Person that holds shares of Spectrum's Capital Stock prior to the Closing of the Merger.

     1.16     MATERIAL  ADVERSE  CHANGE (OR EFFECT).  The term "MATERIAL ADVERSE
              -------------------------------------             ----------------
CHANGE (OR EFFECT)" shall mean a change (or effect), in the condition (financial
 -----------------
or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects of a Person which change (or effect), individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

     1.17     PERMITS.  The  term  "PERMITS"  shall  mean  any  and all permits,
              -------               -------
rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

     1.18     PERSON.  The term "PERSON" shall mean any individual, partnership,
              ------             ------
joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

     1.19     PROPERTIES.  The  term  "PROPERTIES"  shall  mean  any  and  all
              ----------               ----------
properties and assets (real, personal or mixed, tangible or intangible) owned or used by Spectrum or SILVA BAY, as the case may be.

     1.20     PERMITTED  ENCUMBRANCES.  As to Real Property, the term "PERMITTED
              -----------------------                                  ---------
ENCUMBRANCES"  shall  mean  (A) any liens disclosed in the Financial Statements;
------------
(B)  liens for Taxes, assessments and other governmental charges not yet due and
--
payable or due but being contested in good faith by appropriate proceedings or not delinquent; (C) mechanics', workmen's, repairmen's, warehousemen's, Carriers', or other like liens arising or incurred in the ordinary course of business, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (D) with respect to real property, (i) easements, quasi-easements, licenses, covenants, rights-of-way and other similar restrictions, including, without limitation, any other agreements, conditions or restrictions which would be shown by a current title report or other similar report or listing which in any event do not unreasonably interfere with the present use of such property, (ii) any conditions that may be shown by a current survey, title report or physical inspection which in any event do not unreasonably interfere with the present use of such property and (iii) zoning, building and other similar restrictions which in any event do not unreasonably interfere with the present use of such property; (E) liens securing liabilities (with respect to such liens, no default exists); and (F) liens which, individually or in the aggregate, would not have a Material Adverse Effect.

     1.21     REAL  PROPERTY.  The  term  "REAL  PROPERTY"  shall  mean the real
              --------------               --------------
property used by either SILVA BAY or Spectrum, as the case may be, in the conduct of their respective businesses.

     1.22     REGULATIONS.  The  term  "REGULATIONS"  shall  mean  any  and  all
              -----------               -----------
regulations promulgated by the Department of the Treasury pursuant to the Internal Revenue Code.

1.23     SUBSIDIARY.  The  term "SUBSIDIARY" shall mean SSS Acquisition Company.
         ----------              ----------

     1.24     TAXES.  The  term  "TAXES" shall mean all federal, state, local or
              -----               -----
foreign taxes, including but not limited to income, gross receipts, windfall profits, goods and services, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

     1.25     TAX  RETURN.  The  term  "TAX  RETURN"  shall mean any tax return,
              -----------               ------------
filing or information statement required to be filed in connection with or with respect to any Taxes.

     1.26     TRADE SECRETS.  The term "TRADE SECRETS" shall mean information of
              -------------             -------------
Spectrum including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     1.27     USED.  The  term  "USED"  shall  mean,  with respect to Spectrum's
              ----               ----
Properties, Contracts or Permits, those owned, leased, licensed or otherwise held by Spectrum which were acquired for use or held for use by Spectrum in connection with its business and operations, whether or not reflected on the its books of account.

     1.28     WORKING  CAPITAL.  The  term  "WORKING  CAPITAL"  shall  mean  the
              ----------------               ----------------
difference between (i) Spectrum's current assets, including accounts receivable, inventory, prepaid expenses and deposits, but excluding Available Cash, and (ii) Spectrum's current liabilities, including accounts payable and accrued expenses, but excluding Funded Indebtedness, in each case calculated in accordance with GAAP.

                                   ARTICLE II.

                                   THE MERGER

     2.01     THE  MERGER.  Upon  the  terms  and  subject to the conditions set
              -----------
forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), and the Florida Business Corporation Act ("FLORIDA LAW")
       -------------
SSS shall be merged with and into Spectrum at the Effective Time (as hereinafter defined) (the "MERGER"). Following the Effective Time, the separate corporate
                 ------
existence of SSS shall cease and Spectrum shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all
                    ----------------------
the rights and obligations of SSS in accordance with Florida Law. At the election of SILVA BAY, any direct or indirect wholly owned subsidiary of SILVA BAY may be substituted for SSS as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     2.02     EFFECTIVE  TIME.  Subject  to the provisions of this Agreement, as
              ---------------
soon as practicable on or after the Closing Date (as hereinafter defined), the parties shall file a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the
                        ----------------------
relevant provisions of Delaware Law and Florida Law and shall make all other filings or recordings required under Delaware Law and Florida Law. The Merger shall become effective at such time as the Certificates of Merger are duly filed with the Secretaries of State of Delaware and Florida, or at such other time as SSS and Spectrum shall agree and specify in the Certificates of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").
                                                               --------------

     2.03     EFFECTS  OF THE MERGER.  Upon the effectiveness of the Merger, (a)
              ----------------------
the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of SSS and Spectrum (the "CONSTITUENT
                                                                  -----------
CORPORATION"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to Florida Law without further act or deed, and (b) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to Florida Law without further act or deed.

     2.04     CERTIFICATE  OF  INCORPORATION  AND  BYLAWS.  The  Certificate  of
              -------------------------------------------
Incorporation of Spectrum as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Florida Law. The corporate  name  of  the  Surviving  Corporation  shall  be "SPECTRUM SCIENCES &
                                                             -------------------
SOFTWARE,  INC.."  The bylaws of Spectrum  as in effect immediately prior to the
      ---------
Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     2.05     DIRECTORS.  The  directors  of  the Surviving Corporation shall be
              ---------
Donal Myrick as Chairman and Michael Black, Dyron Watford and Dwain Brannon until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Mr. Myrick shall also be appointed to serve as a member of the board of directors of SILVA BAY upon the Closing of the Merger.

     2.06     OFFICERS.  The  officers  of  Spectrum  immediately  prior  to the
              --------
Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Notwithstanding the foregoing, Mr. Myrick shall remain the President and Chief Executive Officer of the Surviving Corporation upon consummation of the Merger.

     2.07     EFFECT  ON  CAPITAL STOCK.  Notwithstanding any other provision in
              -------------------------
this Agreement, SILVA BAY shall issue no more than 2,500,000 shares of its common stock to the Spectrum Stockholders. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the outstanding capital of the Spectrum or SSS:

     (a) Each issued and outstanding share of common stock of SSS shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b)     Each  share of Spectrum's common stock ("SPECTRUMCOMMONSTOCK") that
                                                      -------------------
is held in the treasury of Spectrum or by any wholly owned subsidiary of Spectrum shall automatically be canceled and returned and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (c) Each share of Spectrum Common Stock that is owned by SILVA BAY, SSS or any other subsidiary of SILVA BAY shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (d)     Subject  to  Section2.07(h)  hereof,  each  600  shares of Spectrum
                          --------------
Common Stock issued and outstanding (other than shares of Spectrum Common Stock to be canceled in accordance with Sections2.07(b) and 2.07(c) hereof) shall be
                                    ---------------     -------
canceled and extinguished and converted into the right to receive one million two hundred fifty thousand (1,250,000) shares of SILVA BAY common stock ("SILVA
                                                                           -----
BAY COMMON"). As of the Effective Time, all such shares of Spectrum Common Stock
----------
shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Spectrum Common Stock shall cease to have any rights with respect thereto.

     (e)     This  left  intentionally  blank.

     (f)     This  left  intentionally  blank.

     (g)     This  left  intentionally  blank.

     (h) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares held by a person (a "DISSENTING STOCKHOLDER") who
                                                    ----------------------
objects to the Merger and complies with all the relavant provisions of Florida Law concerning the right of holders of Spectrum Capital Stock to dissent from the Merger and require appraisal of their Shares ("DISSENTING SHARES") shall not
                                                   -----------------
be  converted  as  described  in  Section2.07(d)  but  shall become the right to
                                  --------------
receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Florida Law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to Florida Law, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the SILVA BAY Common. Spectrum shall give SILVA BAY (i) prompt notice of any demands for appraisal of Dissenting Shares received by Spectrum, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. Spectrum shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of SILVA BAY, settle or offer to settle any such demands.

     (i) Spectrum shall cancel its employee stock option plan on or before the Closing. Subsequent to the Closing, SILVA BAY will adopt and implement a new employee stock plan and grant such stock options to Spectrum employees as the board of directors of SILVA BAY deems appropriate.

     2.08     EXCHANGE  OF CERTIFICATES.  SILVA BAY designates Kaplan Gottbetter
              -------------------------
& Levenson, LLP or any other Person reasonably acceptable to Spectrum to act as the exchange agent for the Merger (the "EXCHANGE AGENT"). The SILVA BAY Common
                                         --------------
shall be delivered to the Exchange Agent immediately upon Closing. Spectrum shall send notice to each Spectrum Stockholder advising them on the procedure for exchanging their share certificates. SCHEDULE 2.08 sets forth the number of
                                          -------------
shares of SILVA BAY Common issuable to each Spectrum Stockholder upon Closing of the Merger. The Exchange Agent shall deliver to the Spectrum Stockholders their pro rata share of the SILVA BAY Common (the "CONVERTED SHARES"), upon surrender
                                              ----------------
of their Spectrum share certificates to the Exchange Agent. No fractional shares shall be issued in connection with the exchange of Spectrum Capital Stock for SILVA BAY Common contemplated hereby.

     2.09     RESTRICTION ON THE SALE OR OTHER TRANSFER TO THE CONVERTED SHARED.
              -----------------------------------------------------------------
None of the Converted Shares will be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the securities laws of any state.
                          --------------
The Spectrum Stockholders are acquiring the Converted Shares for investment purposes only and not with a view towards distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Converted Shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of the Converted Shares made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws. The Converted Shares must be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available, which will require an opinion of counsel acceptable to SILVA BAY that registration is not required under the Securities Act or such state securities laws. The Converted Shares will be subject to the lock provisions set forth in this Section 2.09 and shares certificates
                                        -------------
representing the Converted Shares will each bear a legend indicating that transfer of such Converted Shares has not been so registered and the legend may bear the following or similar words:

the securities represented hereby have not been registered under the securities act of 1933, as amended (the "act"), or any applicable state securities laws.
                                 ---
these securities have been acquired for investment purposes only and not with a view to distribution or resale, and may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such act and applicable laws or some other exemption from the registration requirements of such act and applicable laws or an opinion of counsel satisfactory to the Silva Bay group inc. and its counsel that such registration is not required.

the securities represented by this certificate are subject to certain lock-up restrictions which are set forth in more particularity in that certain amended and restated agreement and plan of merger dated as of March 24, 2003 (the "merger agreement") pursuant to which the holder is prohibited from selling or transferring the shares represented hereby for a period of twelve months following the effective date of the merger.

     The Converted Shares may not be sold, pledged, hypothecated, or transferred in any manner or for any reason for a period of 12 months following the Effective Date.

     2.10     RECORD DATE FOR STOCKHOLDER ACTION.  Spectrum's board of directors
              ----------------------------------
shall cause March 24, 2003 to be the record date for any Spectrum Stockholder action necessary to approve this Agreement, the Merger or any of the transactions contemplated hereby and thereby.

                                  ARTICLE III.

                                     CLOSING

     3.01     CLOSING.  Immediately  upon  the  execution  of  this  Agreement,
              -------
Spectrum shall (a) solicit the consent of and approval by its Stockholders of the Merger and this Agreement and (b) obtain evidence that the requisite number of Spectrum Stockholders are "accredited investors" (as such term is defined in the Securities Act of 1933, as amended, hereinafter referred to as the "SECURITIES ACT") for purposes of qualifying the share exchange under this
         -------
Merger for an exemption from the registration requirements of the Securities Act pursuant to Section 506 thereunder (the foregoing shall be collective referred to as the "PRE-CLOSING EVENTS"). Subject to the conditions stated in Article
              ------------------                                         -------
VIIof  this  Agreement, the closing of the transactions contemplated hereby (the
 --
"CLOSING")  shall  be  held at 9:00 a.m., New York time, two business days after
 -------
the  completion  of  the  Pre-Closing Events, or, if the conditions set forth in
 -
Sections  7.01  and  7.02have  not been satisfied or waived on such date, on the
 -
fifth  (5th) business day after all such conditions shall have been satisfied or
 -
waived, at the offices of Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, New York 10017. The date upon which the Closing occurs is hereinafter referred to as the "CLOSING DATE." The Closing shall be deemed completed as of
                     ------------
12:01  a.m.  New  York  time  on  the  morning  of  the  Closing  Date.

3.02     DELIVERIES  BY  SPECTRUM.  At  or  prior to the Closing, Spectrum shall
         ------------------------
deliver  to  SILVA  BAY:

     (a)     the  Certificate  of  Merger,  duly  executed  by  Spectrum;

(b)     Spectrum's  stock  book,  stock  ledger  and  minute  books;

     (c) an officer's certificate stating that the conditions set forth in Sections 7.02(a) and 7.02(c) have been satisfied;
 ------------------------------

     (d) possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of Spectrum or any Affiliate of Spectrum (collectively, the "RECORDS"); provided, however, that Spectrum may retain (1) copies of any tax
--------
returns and copies of Records relating thereto; (2) copies of any Records that Spectrum may reasonably need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Chief Executive Officer of Spectrum shall be required in connection with the performance of Spectrum's obligations under Article IX hereof; and
                                -----------

     (e) evidence satisfactory to SILVA BAY that SILVA BAY designees (which shall include Donal Myrick, Nancy Gonteric and Don Garison) shall be the only authorized signatories with respect to Spectrum's accounts set forth in SCHEDULE
                                                                        --------
4.17.
----

     3.03     DELIVERIES  BY  SILVA  BAY.  At or prior to the Closing, SILVA BAY
              --------------------------
shall deliver to Spectrum a certificate executed by an authorized officer of SILVA BAY, on behalf of SILVA BAY, to the effect that the conditions set forth in Section 7.0(c) and Section 7.01(h) have been satisfied.
    ---------------       ----------------

     3.04     TERMINATION  IN  ABSENCE  OF  CLOSING.
              -------------------------------------

     (a)     Subject  to  the  provisions of Section 3.04(b), if by the close of
                                             ---------------
business on April 5, 2003, the Closing has not occurred, then either SILVA BAY or Spectrum may thereafter terminate this Agreement after two business days by giving written notice to such effect, to the other parties hereto, without liability of or to any party to this Agreement or any stockholder, director, officer, employee or representative of such party unless the reason for the Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth in Article VII have been satisfied or waived in writing by the date
               ------------
scheduled for the Closing pursuant to Section 2.01, the failure of such party to
                                      ------------
perform  its  obligations under this Article IIIon such date; provided, however,
                                     -----------              -----------------
that  the  provisions  of  Sections  9.01  through  9.06 shall survive  any such
                           -----------------------------
termination;  and  provided  further,  however, that any termination pursuant to
                   ---------------------------
this  Section  3.04 shall not  relieve  any party hereto who was responsible for
      -------------
Closing having not occurred as described in clauses (i) or (ii) above of any liability for (x) such party's willful breach of the provisions of this Agreement, or (y) if all of the conditions to such party's obligations set forth in Article VIIhave been satisfied or waived in writing by the date scheduled for
   -----------
the Closing pursuant to Section 2.01, the failure of such party to perform its
                          ------------
obligations  under  this  Article  IIIon  such  date.
                          ------------

     (b) Spectrum shall also have the right to terminate this Agreement without liability to any party by so notifying SILVA BAY at any time within fifteen (15) days after the date of this Agreement if, in Spectrum's sole discretion, any Schedule (or any instrument referred to therein) or requested information that was not furnished to Spectrum at least ten (10) business days prior to the date of this Agreement contains or refers to any matter that, or may cause or lead to any result that, in Spectrum's sole discretion and judgment, is adverse to Spectrum in any way; provided, however, that the
                                                     --------  -------
provisions  of  Sections 9.01 through 9.06shall survive any such termination. In
                --------------------------
addition, notwithstanding the approval of Spectrum Stockholders or it's board of directors, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by Spectrum if:

     (i) any representation or warranty made herein for the benefit of Spectrum, or any certificate, schedule or document furnished to Spectrum pursuant to this Agreement is untrue in any material respect; or

     (ii) SILVA BAY defaults in any material respect in the performance of any material obligation under this Agreement.

     (c) Notwithstanding the approval of SILVA BAY shareholders or it's board of directors, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by SILVA BAY if:

     (i) any representation or warranty made herein for the benefit of SILVA BAY, or any certificate, schedule or document furnished to SILVA BAY pursuant to this Agreement is untrue in any material respect; or

     (ii) Spectrum defaults in any material respect in the performance of any material obligation under this Agreement; or

     (iii) Spectrum fails to demonstrate, to the satisfaction of SILVA BAY, that the requisite number of Spectrum stockholders are "accredited investors" (as such term is defined in the Securities Act) for purposes of qualifying the share exchange under this Merger for an exemption from the registration requirements of the Securities Act pursuant to Section 506 thereunder; or

     (iv) More than 35 Spectrum Stockholders timely and properly exercise their right to dissent to the Merger.

                                   ARTICLE IV.

                    SPECTRUM'S REPRESENTATIONS AND WARRANTIES

     Spectrum hereby represents and warrants to Silva Bay that to its Knowledge:

     4.01     CORPORATE  EXISTENCE  AND  QUALIFICATION.  Spectrum  (i)  is  a
              ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida; and (ii) has the corporate power to own, manage, lease and hold its Properties and to carry on its business as and where such
Properties are presently located and such business is presently conducted. Neither the character of Spectrum's Properties nor the nature of Spectrum's business requires Spectrum to be duly qualified to do business as a foreign corporation in any jurisdiction outside those identified in SCHEDULE 4.01
                                                                   -------------
attached hereto, and Spectrum is qualified as a foreign corporation and in good standing in each listed jurisdiction where the character of its properties or the nature of its business requires it to be so qualified.

     4.02     AUTHORITY,  APPROVAL  AND ENFORCEABILITY.  Subject to the approval
              ----------------------------------------
of Spectrum's stockholders, this Agreement has been duly executed and delivered by Spectrum, and Spectrum has all requisite power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral
Agreements. The execution, delivery and performance of this Agreement and the consummation by Spectrum of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Spectrum (subject to the approval of Spectrum's stockholders which requires the affirmative vote of the holders of a majority of all shares outstanding of Spectrum Capital Stock voting together as a single class) and no other corporate proceedings on the part of Spectrum are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and each Collateral Agreement to which Spectrum is a party constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

     4.03     CAPITALIZATION  AND  CORPORATE  RECORDS.
              ---------------------------------------

     (a)     SCHEDULE  4.03  sets forth Spectrum's capital stock structure prior
             --------------
to  Closing.  Except  as  otherwise  set  forth  in  SCHEDULE  4.03,  all of the
                                                     --------------
outstanding shares of Spectrum Capital Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of Spectrum, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder. Except as set forth on SCHEDULE 4.03, there
                                                            -------------
are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any shares of capital stock of Spectrum.

     (b) The copies of Spectrum's certificate of incorporation and bylaws provided to SILVA BAY are true, accurate, and complete and reflect all amendments made through the date of this Agreement. Spectrum's stock and minute books made available to SILVA BAY for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all stockholder and corporate actions of the stockholders and directors (and any committees thereof) of Spectrum taken by written consent or at a meeting since March 21, 2003. All corporate actions taken by Spectrum have been duly authorized or ratified. All accounts, books, ledgers and official and other records of Spectrum fairly and accurately reflect all of Spectrum's transactions, properties, assets and liabilities.

     4.04     EQUITY  INTERESTS.  Spectrum  does  not  have any subsidiaries and
              -----------------
does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity, and Spectrum is not a member of or participant in any partnership, joint venture or similar entity and is not obligated to become such a member or participant.

     4.05     NO  SPECTRUM  DEFAULTS OR CONSENTS.  Except as otherwise set forth
              ----------------------------------
in  SCHEDULE  4.05attached  hereto,  neither  the execution nor delivery of this
    --------------
Agreement nor the carrying out of any of the transactions contemplated hereby shall:

     (a) violate or conflict with any of the terms, conditions or provisions of the Spectrum's charter or bylaws;

     (b)     violate  any  Legal  Requirements  applicable  to  Spectrum;

     (c) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Contract or Permit binding upon or applicable to Spectrum;

     (d) result in the creation of any lien, charge or other encumbrance on any Spectrum's Properties; or

     (e) require Spectrum to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

     4.06     NO  GOVERNMENTAL PROCEEDINGS.  No suit, action or other proceeding
              ----------------------------
is pending or, to the best of Spectrum's Knowledge, threatened before any Governmental Authority seeking to restrain Spectrum or the Subsidiary, or prohibit Spectrum's entry into this Agreement or prohibit the Closing, or seeking damages against Spectrum, the Subsidiary or Spectrum's Properties as a result of the consummation of this Agreement.

     4.07     EMPLOYEE  MATTERS.  SCHEDULE  4.07  sets  forth  by  number  and
              -----------------   --------------
employment classification of Spectrum employees employed as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with Spectrum. In addition,
SCHEDULE  4.07sets  forth  each  employees  salary  and  benefits  to which such
      --------
employee  is  entitled.
      -

4.08     FINANCIAL  STATEMENTS;  LIABILITIES;  ACCOUNTS RECEIVABLE; INVENTORIES.
         ----------------------------------------------------------------------

     (a)     SCHEDULE  4.08(A)  contains  true  and complete copies of unaudited
             -----------------
Financial Statements with respect to Spectrum and its business as of and for the year ended December 31, 2002. All of such Financial Statements present fairly the financial condition and results of operations of Spectrum for the dates or periods indicated thereon. All of such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated. Within 60 days of the Closing, Spectrum shall provide SILVA BAY with audited Financial Statements as of and for the years ended December 31, 2001 and 2002 (the "POST-CLOSING AUDIT") and such other financial information requested
             ------------------
by SILVA BAY to enable SILVA BAY to file a Form 10-SB with the Securities and Exchange Commission with respect to the Merger.

     (b) Except for (i) the liabilities reflected on Spectrum's December 31, 2002 balance sheet included with the Financial Statements attached as SCHEDULE
                                                                        --------
4.08(A),  (ii)  trade  payables and accrued expenses incurred since December 31,
------
2002 in the ordinary course of business, none of which are material, (iii) executory contract obligations under (x) Contracts listed on SCHEDULE 4.14,
                                                                  -------------
and/or  (y)  Contracts  not required to be listed on SCHEDULE 4.14, and (iv) the
                                                     -------------
liabilities  set  forth  in  SCHEDULE 4.08(B) attached hereto, Spectrum does not
                             ---------------
have any material liabilities or obligations (whether accrued, absolute, contingent, known or unknown).

     (c)     Except  as  otherwise  set  forth in SCHEDULE 4.08(C), the accounts
                                                  ----------------
receivable reflected on the December 31, 2002 balance sheet included in the Financial Statements referenced in Section 4.08(a) and all of Spectrum's accounts receivable arising since December 31, 2002 (the "BALANCE SHEET DATE")
                                                            ------------------
arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account obligors, and no further filings (with governmental agencies, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle Spectrum to collect the accounts receivable in full. Except as set forth in SCHEDULE 4.08(C), no such
                                                       ----------------
account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against, as set forth in the December 31, 2002 balance sheet included in such Financial Statements, no defense or set-off to any such account has been asserted by the account obligor or exists.

     (d)     Except  as  otherwise  set  forth  in  SCHEDULE 4.08(D), Spectrum's
                                                    ----------------
Inventory as of the Closing Date shall consist of items of quality, condition and quantity consistent with normal seasonally-adjusted Inventory levels of Spectrum and be usable and saleable in the ordinary and usual course of business for the purposes for which intended, except to the extent written down or reserved against on the Closing Date Balance Sheet. Except as otherwise set forth in SCHEDULE 4.08(D), Spectrum's Inventory is valued on Spectrum's books of
         ----------------
account in accordance with GAAP (on an average cost basis) at the lower of cost or market.

     4.09     ABSENCE  OF  CERTAIN  CHANGES.
              -----------------------------

     (a)     Except  as  otherwise  set  forth in SCHEDULE 4.09 attached hereto,
                                                  -------------
since  the  Balance  Sheet  Date,  there  has  not  been:

          (i) any event, circumstance or change that had or might have a material adverse effect on the business, operations, prospects, Properties, financial condition or working capital of Spectrum;

          (ii) any damage, destruction or loss (whether or not covered by insurance) that had or might have a material adverse effect on the business, operations, prospects, Properties or financial condition of Spectrum; or

          (iii) any material adverse change in Spectrum's sales patterns, pricing policies, accounts receivable or accounts payable.

     (b)     Except  as  otherwise  set  forth in SCHEDULE 4.09 attached hereto,
                                                  -------------
since  the  Balance  Sheet  Date,  Spectrum  has  not done any of the following:

          (i) merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person;

          (ii) created, incurred, assumed, guaranteed or otherwise become liable or obligated with respect to any indebtedness, or made any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business;

          (iii)  entered  into,  amended  or  terminated any material agreement;

          (iv) sold, transferred, leased, mortgaged, encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or
(ii)  pursuant  to  any  agreement  specified  in  SCHEDULE  4.14;
                                                   --------------

          (v) incurred or approved, or entered into any agreement or commitment to make, any expenditures in excess of $25,000 (other than those arising in the ordinary course of business or those required pursuant to any agreement specified in SCHEDULE 4.14);
               --------------

          (vi) maintained its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under generally accepted accounting principles;

          (vii) made any payment to any Affiliate or forgiven any indebtedness due or owing from any Affiliate to Spectrum;

          (viii) (A) liquidated Inventory or accepted product returns other than in the ordinary course, (B) accelerated receivables, (C) delayed payables, or
(D) changed in any material respect Spectrum's practices in connection with the payment of payables and/or the collection of receivables;

          (ix) engaged in any one or more activities or transactions with an Affiliate or outside the ordinary course of business;

          (x) issued any capital stock or other securities, or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its capital stock; or

          (xi)  committed  to  do  any  of  the  foregoing.

     4.10     COMPLIANCE  WITH  LAWS.  Except as otherwise set forth in SCHEDULE
              ----------------------                                    --------
4.10,  Spectrum  is  and has been in compliance in all respects with any and all
 ---
material  Legal  Requirements  applicable to Spectrum, other than failures to so
 -
comply  that  would  not  have  a  material  adverse  effect  on  the  business,
 -
operations, prospects, Properties or financial condition of Spectrum.  Except as
 -
otherwise  set  forth in SCHEDULE 4.10, Spectrum (x) has not received or entered
                         -------------
into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such material Legal Requirements, except for failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of Spectrum, and (y) is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any material Legal Requirement or Permit applicable to Spectrum. Without limiting the generality of the foregoing, Spectrum has not received notice of and there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that Spectrum is not or has not been in compliance with material Legal Requirements relating to (a) the development, testing, manufacture, packaging, distribution and marketing of products, (b) employment, safety and health, (c) environmental protection, building, zoning and land use and/or (d) the Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder.

     4.11     LITIGATION.  Except as otherwise set forth in SCHEDULE 4.11, there
              ----------                                    -------------
are  no  claims,  actions, suits, investigations or proceedings against Spectrum pending or, to the best of Spectrum's Knowledge, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have a material adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties or financial condition of Spectrum and there is no basis for any such claim, action, suit, investigation or proceeding. SCHEDULE 4.11 also includes a true and correct listing of all
             --------------
material actions, suits, investigations, claims or proceedings that were pending, settled or adjudicated since January 1, 1992.

     4.12     REAL  PROPERTY.  Except  for  Permitted  Encumbrances,  SCHEDULE
              --------------                                          --------
4.12sets forth a list of all leases, licenses or similar agreements relating to Spectrum's use or occupancy of real estate owned by a third party ("LEASES"),
                                                                       ------
true and correct copies of which have previously been furnished to SILVA BAY, in each case setting forth (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address and legal description of each property covered thereby (the "LEASED
                                                                          ------
PREMISES").  The  Leases  and  all  guaranties with respect thereto, are in full
--------
force and effect and have not been amended in writing or otherwise, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. Neither the Spectrum nor its agents or employees have received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment.

     4.13     ASSETS OTHER THAN REAL PROPERTY.  Spectrum has good and marketable
              -------------------------------
title to all tangible assets reflected on the Financial Statement or acquired after the date thereof, except those since sold or otherwise disposed of for fair value in the ordinary course of business, in each case free and clear of all liens. All the tangible personal property owned by Spectrum is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by Spectrum is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of such lease and upon expiration thereof.

     4.14     COMMITMENTS.
              -----------

     (a)     Except  as  otherwise set forth in SCHEDULE 4.14, Spectrum is not a
                                                -------------
party  to  or  bound  by  any  of  the  following,  whether  written  or  oral:

          (i) contract or commitment for capital expenditures by Spectrum in excess of $50,000 per calendar quarter in the aggregate;

          (ii) lease or license with respect to any Properties, real or personal, whether as landlord, tenant, licensor or licensee;

          (iii) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

          (iv) contract with any Affiliate of Spectrum relating to the provision of goods or services by or to Spectrum;

          (v) agreement for the sale of any assets that in the aggregate have a net book value on Spectrum's books of greater than $50,000;

          (vi) agreement that purports to limit Spectrum's freedom to compete freely in any line of business or in any geographic area; or

          (vii)  other  Contract  that  is  material  to  Spectrum's  business.

     (b)     All  of  the  Contracts listed or required to be listed in SCHEDULE
                                                                        --------
4.14  are valid, binding and in full force and effect, and Spectrum has not been
----
notified or advised by any party thereto of such party's intention or desire to terminate or modify any such Contract in any respect, except as disclosed in
SCHEDULE  4.14.  Neither  Spectrum nor, to the best of Spectrum's Knowledge, any
--------------
other party is in breach of any of the terms or covenants of any Contract listed or required to be listed in SCHEDULE 4.14. Following the Closing, Spectrum
                                 -------------
shall continue to be entitled to all of the benefits currently held by Spectrum under each Contract listed or required to be listed in SCHEDULE 4.14.
                                                                 --------------

     4.15     INTANGIBLE  RIGHTS.  Set  forth  on  SCHEDULE  4.15is  a  list and
              ------------------                   --------------
description  of  all  material  foreign  and  domestic  patents,  patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, Used, licensed or controlled by Spectrum and all goodwill associated therewith. Except as otherwise set forth in SCHEDULE 4.15, Spectrum owns or has
                                             -------------
the right to use and shall as of the Closing Date own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, tradenames, software, formulae, methods, processes and other intangible properties that are necessary or customarily Used by Spectrum for the ownership, management or operation of its Properties ("INTANGIBLE RIGHTS")
                                                             -----------------
including,  but  not  limited to, the Intangible Rights listed on SCHEDULE 4.15.
                                                                  -------------

     4.16     PERMITS.  Except as otherwise set forth in SCHEDULE 4.16, Spectrum
              -------                                    -------------
has all Permits necessary for Spectrum to own, operate, use and/or maintain its Properties and to conduct its business and operations as presently conducted and as expected to be conducted in the future. Except as otherwise set forth in
SCHEDULE  4.16,  all such Permits are in effect, no proceeding is pending or, to
--------------
the best of Spectrum's Knowledge, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the best of Spectrum's Knowledge, threatened in connection with the expiration or renewal of such Permits which could adversely affect Spectrum's ability to conduct its business and operations as presently conducted and as expected to be conducted in the future.

     4.17     BANKS.  SCHEDULE  4.17sets  forth (i) the name of each bank, trust
              -----   --------------
company or other financial institution and stock or other broker with which Spectrum has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on Spectrum's behalf in matters concerning  any  of  its  business or affairs.  Except as otherwise set forth in
SCHEDULE 4.17, no such proxies, powers of attorney or other like instruments are
-------------
irrevocable.

     4.18     SUPPLIERS.  SCHEDULE 4.18sets forth the ten principal suppliers of
              ---------   -------------
Spectrum  during  fiscal  year  2002.  Except as otherwise set forth in SCHEDULE
                                                                        --------
4.18,  Spectrum maintains good relations with all suppliers and customers listed
----
or required to be listed in SCHEDULE 4.18 as well as with governments, partners,
                            -------------
financing sources and other parties with whom Spectrum has significant relations, and no such party has canceled, terminated or made any threat to Spectrum to cancel or otherwise terminate its relationship with Spectrum or to materially decrease its services or supplies to Spectrum or its direct or indirect purchase or usage of Spectrum's products or services.

     4.19     TRANSACTIONS  WITH  AFFILIATES.  Except  as  set forth on SCHEDULE
              ------------------------------                            --------
4.19 and except for normal advances to employees consistent with past practices,
----
payment of compensation for employment to employees consistent with past practices, and participation in scheduled plans or benefit programs and agreements by employees, Spectrum has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with Mr. Myrick or any other of Spectrum officer, director or stockholder or any of their respective Affiliates. Except as set forth on SCHEDULE 4.19 no Affiliate of Spectrum is
                                       -------------
indebted to Spectrum for money borrowed or other loans or advances, and Spectrum is not indebted to any such Affiliate.

     4.20     TAXES.  Except  as  set  forth  on  SCHEDULE 4.20, all Tax Returns
              -----                               -------------
required to be filed prior to the date hereof with respect to Spectrum for its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to Spectrum have been paid or are accrued on its Balance Sheet. Spectrum has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of Spectrum: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against Spectrum; (ii) Spectrum has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the Knowledge of Spectrum, threatened against or with respect to Spectrum regarding Taxes; and (iv) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon Spectrum's assets.

     4.21     OTHER INFORMATION.  The information furnished by Spectrum to SILVA
              -----------------
BAY pursuant to this Agreement (including, without limitation, information contained in the Exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by Spectrum at or prior to the Closing) is not, nor at the Closing shall be, false or misleading in any material respect, or contains, or at the Closing shall contain, any misstatement of material fact, or omits, or at the Closing shall omit, to state any material fact required to be stated in order to make the statements therein not misleading.

     4.22     NO  BROKERS.  Spectrum  has  not  incurred  any obligation for any
              -----------
finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE V.

                   SILVA BAY'S REPRESENTATIONS AND WARRANTIES



     SILVA BAY and the SSS each hereby represents and warrants to Spectrum that to their Knowledge:

     5.01     SILVA  BAY: CORPORATE EXISTENCE AND QUALIFICATION.  SILVA BAY is a
              -------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified.

     5.02     SSS:  CORPORATE EXISTENCE AND QUALIFICATION.  SSS is a corporation
              -------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified.

     5.03     SILVA BAY: AUTHORITY, APPROVAL AND ENFORCEABILITY.  This Agreement
              -------------------------------------------------
has been duly executed and delivered by SILVA BAY and SILVA BAY has all requisite corporate power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by SILVA BAY in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. Upon the approval of this Agreement by SILVA BAY's Board of Directors, the execution and delivery of this Agreement and the Collateral
Agreements and the performance of the transactions contemplated hereby and thereby shall be duly and validly authorized and approved by all corporate action necessary on SILVA BAY's behalf. Subject to such Board approval, this Agreement and each Collateral Agreement to which SILVA BAY is a party constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of SILVA BAY, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

     5.04     SSS:  AUTHORITY,  APPROVAL AND ENFORCEABILITY.  This Agreement has
              ---------------------------------------------
been duly executed and delivered by SSS and SSS has all requisite corporate power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by SSS in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. Upon the approval of this Agreement by SSS's Board of Directors, the execution and delivery of this Agreement and the Collateral Agreements and the performance of the transactions contemplated hereby and thereby shall be duly and validly authorized and approved by all corporate action necessary on SSS's behalf. Subject to such Board approval, this Agreement and each Collateral Agreement to which SSS is a party constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of SSS, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

     5.05     NO  DEFAULT  OR  CONSENTS.  Neither  the execution and delivery of
              -------------------------
this Agreement nor the carrying out of the transactions contemplated hereby shall:

          (i) violate or conflict with any of the terms, conditions or provisions of SILVA BAY's Articles of Incorporation or bylaws;

          (ii)  violate  any  Legal  Requirements  applicable  to  SILVA  BAY;

          (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to SILVA BAY;

          (iv) result in the creation of any lien, charge or other encumbrance on any  of  SILVA  BAY's  property;  or

          (v) require SILVA BAY to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

     5.06     NO  GOVERNMENTAL PROCEEDINGS.  No suit, action or other proceeding
              ----------------------------
is pending or, to SILVA BAY's Knowledge, threatened before any Governmental Authority seeking to restrain SILVA BAY or prohibit its entry into this Agreement or prohibit the Closing, or seeking Damages against SILVA BAY or its properties as a result of the consummation of this Agreement.

     5.07     LITIGATION.  There  are  no claims, actions, suits, investigations
              ----------
or proceedings against SILVA BAY pending or, to the best of SILVA BAY's Knowledge, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have a material adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties or financial condition of SILVA BAY and there is no basis for any such claim, action, suit, investigation or proceeding.

     5.08     COMPLIANCE  WITH LAWS.  SILVA BAY is and has been in compliance in
              ---------------------
all respects with any and all material Legal Requirements applicable to SILVA BAY, other than failures to so comply that would not have a material adverse effect on the business, operations, prospects, Properties or financial condition of SILVA BAY. SILVA BAY (x) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such material Legal Requirements, except for failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of SILVA BAY, and (y) is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any material Legal Requirement or Permit applicable to SILVA BAY. Without limiting the generality of the foregoing, SILVA BAY has not received notice of and there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that SILVA BAY is not or has not been in compliance with material Legal Requirements relating to (a) the development, testing, manufacture, packaging, distribution and marketing of products, (b) employment, safety and health, (c) environmental protection, building, zoning and land use and/or (d) the Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder.

     5.09     TAX  MATTERS.  All  Tax  Returns required to be filed prior to the
              ------------
date hereof with respect to SILVA BAY for its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to SILVA BAY have been paid or are accrued on its Balance Sheet. SILVA BAY have withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of SILVA
BAY: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against SILVA BAY; (ii) SILVA BAY has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the Knowledge of SILVA BAY, threatened against or with respect to SILVA BAY regarding Taxes; and (iv) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon SILVA BAY's assets.

     5.10     PERMITS.  SILVA  BAY  has  all  Permits necessary for SILVA BAY to
              -------
own, operate, use and/or maintain its Properties and to conduct its business and operations as presently conducted and as expected to be conducted in the future. All such Permits are in effect, no proceeding is pending or, to the best of SILVA BAY's Knowledge, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the best of SILVA BAY's Knowledge, threatened in connection with the expiration or renewal of such Permits which could adversely affect SILVA BAY's ability to conduct its business and operations as presently conducted and as expected to be conducted in the future.

     5.11     ENVIRONMENTAL  MATTERS.  Since  its  inception,  SILVA BAY has not
              ----------------------
owned, leased or otherwise occupied any Real Property and therefore, neither SILVA BAY nor any of its Affiliates has any liability under, and each are presently in compliance in all material respects with all Environmental Laws.

     5.12     OTHER  INFORMATION.  The  information  furnished  by  SILVA BAY to
              ------------------
Spectrum pursuant to this Agreement (including, without limitation, information contained in the Exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by SILVA BAY at or prior to the Closing) is not, nor at the Closing shall be, false or misleading in any material respect, or contains, or at the Closing shall contain, any misstatement of material fact, or omits, or at the Closing shall omit, to state any material fact required to be stated in order to make the statements therein not misleading. In addition, SILVA BAY represents and warrants that, prior to the Effective Time, it did not have any business operations.

                                   ARTICLE VI.

                          OBLIGATIONS PRIOR TO CLOSING



From  the  date  of  this  Agreement  through  the  Closing:



     6.01     SILVA  BAY'S  ACCESS  TO INFORMATION.  Spectrum shall permit SILVA
              ------------------------------------
BAY and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, employees, counsel, accountants, engineers and other representatives of Spectrum at all times reasonably requested by SILVA BAY for the purpose of conducting an investigation of Spectrum's financial condition, corporate status, operations, prospects and business. Spectrum shall make available to SILVA BAY for examination and reproduction all documents and data of every kind and character relating to Spectrum in possession or control of, or subject to reasonable access by, Spectrum, including, without limitation, all files, records, data and information relating to the Properties (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Also, Spectrum shall allow SILVA BAY access to, and the right to inspect, the Properties, except to the extent that such Properties are operated by a third-party operator, in which case Spectrum shall use its best efforts to cause the operator of such Properties to allow SILVA BAY access to, and the right to inspect, such Properties.



     6.02     SPECTRUM'S  CONDUCT  OF  BUSINESS  AND OPERATIONS.  Spectrum shall
              -------------------------------------------------
keep SILVA BAY advised as to all material operations and proposed material operations relating to Spectrum. Spectrum shall (a) conduct its business in the ordinary course, (b) keep available the services of present employees, (c) maintain and operate its Properties in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner, (e) use reasonable  efforts  to  keep  all  Contracts listed or required to be listed on
SCHEDULE  4.14in  full  force  and  effect, (f) comply with all of the covenants
    ----------
contained in all such material Contracts, (g) maintain in force until the Closing Date insurance policies equivalent to those in effect on the date hereof, and (h) comply in all material respects with all applicable Legal Requirements. Except as otherwise contemplated in this Agreement, Spectrum shall use its best efforts to preserve the present relationships of Spectrum with persons having significant business relations therewith.

6.03     GENERAL  RESTRICTIONS.
         ---------------------



     A.     PROHIBITED TRANSACTIONS.  Except as otherwise expressly permitted in
            -----------------------
this  Agreement,  Spectrum  shall  not:



          (i) declare, set aside or pay any dividends, or make any distributions or other payments in respect of its equity securities, or repurchase, redeem or otherwise acquire any such securities;



          (ii) merge into or with or consolidate with, any other corporation or acquire the business or assets of any person;



          (iii)  purchase  any  securities  of  any  person;

          (iv)  amend  its  charter  or  bylaws;

          (v) issue any capital stock or other securities, or grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its securities, except in furtherance with this Agreement; or

          (vi) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

     B.     TRANSACTIONS  REQUIRING  CONSENT.  Except  as  otherwise  expressly
            --------------------------------
permitted in this Agreement, without SILVA BAY's prior written consent, which consent shall not be unreasonably withheld, Spectrum shall not:

          (i) make any change in any existing election, or make any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of Spectrum or Spectrum's business operations;

          (ii)  enter  into,  amend  or  terminate  any  material  agreement;

          (iii) sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or (ii)
pursuant  to  any  agreement  specified  in  SCHEDULE  4.14;
                                             --------------

          (iv) other than in the ordinary course of business consistent with past practices, incur or approve, or enter into any agreement or commitment to make, any expenditures in excess of $25,000 (other than those required pursuant to any agreement specified in SCHEDULE 4.14);
                                   --------------

          (v) maintain its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or make any change in any of its accounting methods or practices;

          (vi) make any change, whether written or oral, to any agreement or understanding with any of the suppliers listed or required to be listed on
SCHEDULE  4.18;
     ---------

          (vii) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when they would have been collected in the ordinary course of business consistent with past practices;

          (viii) delay or accelerate payment of any accrued expense, trade payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practices;

          (ix) allow its levels of inventory to vary in any material respect from the levels customarily maintained;

          (x) become a party to or bound by any of the arrangements described in
SECTION  4.14,  whether  written  or  oral;
-------------

          (xi) enter into any transaction or make any commitment which could result in any of the representations, warranties or covenants of Spectrum contained in this Agreement not being true and correct after the occurrence of such transaction or event; or

          (xii)  commit  to  do  any  of  the  foregoing.

     6.04     NOTICE  REGARDING  CHANGES.  Spectrum  shall promptly inform SILVA
              --------------------------
BAY in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by Spectrum inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. SILVA BAY shall promptly inform Spectrum in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by it inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

     6.05     ENSURE  CONDITIONS  MET.  Subject  to  the terms and conditions of
              -----------------------
this Agreement, each party hereto shall use all reasonable commercial efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable Legal Requirements in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all Permits, authorizations, consents and approvals of any Governmental
Authority or other Person which are required for or in connection with the consummation of the transactions contemplated hereby and by the Collateral Agreements, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to each party's obligations hereunder as set forth in Article
                                                                         -------
VII, and (iii) executing and delivering all agreements and documents required by
---
the terms hereof to be executed and delivered by such party on or prior to the Closing.



                                  ARTICLE VII.

              CONDITIONS TO SPECTRUM'S AND SILVA BAY'S OBLIGATIONS



     7.01     CONDITIONS  TO OBLIGATIONS OF SPECTRUM.  Spectrum's obligations to
              --------------------------------------
carry out the transactions contemplated by this Agreement are subject, at Spectrum's option, to the satisfaction or waiver of the following conditions:

     (a) SILVA BAY's board of directors and SSS's board of directors and stockholders shall have approved this Agreement and the Merger contemplated hereby.

     (b) At Closing, SILVA BAY shall deliver an officer's certificate certifying and attaching: (1) a true and correct copy of all necessary corporate action on its behalf approving this Agreement; (2) a true and correct copy of SILVA BAY's Certificate of Incorporation and all designations and amendments thereto; (3) a true and correct copy of SILVA BAY's By-laws; and (4) a certificate of good standing from the Delaware Secretary of State.

     (c) All representations and warranties of SILVA BAY contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and SILVA BAY shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by SILVA BAY at or prior to the Closing.

     (d) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on Spectrum's behalf or any of the stockholders) shall be pending or threatened before any Governmental Authority seeking to restrain SILVA BAY or prohibit the Closing or seeking Damages against SILVA BAY as a result of the consummation of this Agreement.

     (e) At Closing, SILVA BAY shall cause the Funding Requirement to be delivered pursuant to the provisions of Section 8.05 if such Funding
                                              -------------
Requirements  have  not  yet  been delivered pursuant to the Original Agreement.

     (f) SILVA BAY shall have entered into the employment contract with Mr. Myrick in form and substance substantially similar to the agreement attached hereto  as  EXHIBIT  A.
            ----------

     (g)     This  intentionally  left  blank.

     (h) Prior to the Closing Date, SILVA BAY shall have amended its bylaws, and adopted the appropriate board resolutions, for a period of three years, to grant unanimity to SILVA BAY's board of directors to permit SILVA BAY to pursue financing plans for debt in excess of $100,000, and which allows SILVA BAY to grant stock options in excess of 50,000 shares at the board's sole discretion.

     (i) At Closing, SILVA BAY shall deliver an opinion of its counsel, customary for transactions as contemplated in this Agreement, in form and substance reasonably satisfactory to Spectrum's counsel.

     7.02     CONDITIONS  TO SILVA BAY'S OBLIGATIONS.  SILVA BAY's obligation to
              --------------------------------------
carry out the transactions contemplated by this Agreement are subject, at SILVA BAY's option, to the satisfaction, or waiver by SILVA BAY, of the following conditions:

     (a) All representations and warranties of Spectrum contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and Spectrum shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

     (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on SILVA BAY's behalf or any of the stockholders) shall be pending or threatened before any court or governmental agency seeking to restrain Spectrum or prohibit the Closing or seeking Damages against Spectrum as a result of the consummation of this Agreement.

      (c)     Except  for matters disclosed in SCHEDULE 7.02(C) attached hereto,
                                               ----------------
since the Balance Sheet Date and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or might have a material adverse effect on Spectrum's business, operations, prospects, Properties or financial condition.

     (d) At Closing, Spectrum shall deliver an officer's certificate certifying and attaching (1) a true and correct copy of all necessary corporate action on its behalf approving this Agreement; and (2) a certificate of good standing from the Florida Secretary of State.

     (e) All agreements, commitments and understandings between Spectrum and any Spectrum Stockholder (or any other Affiliate of Spectrum or any Spectrum Stockholder) shall have been terminated in all respects on terms satisfactory to SILVA BAY, and all obligations, claims or entitlements thereunder shall be unconditionally waived and released and written evidence thereof satisfactory in form and substance to SILVA BAY shall have been delivered to SILVA BAY.

     (f) Spectrum's board of directors and stockholders shall have approved this Agreement and the Merger contemplated hereby.

     (g) No proceeding in which Spectrum shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

     (h) SILVA BAY shall be satisfied that it shall be able to obtain, not later than 60 days after the Closing Date, the Post-Closing Audit and unaudited pro forma Financial Statements with respect to Spectrum, if any, together with any required consent of Spectrum's independent public accountants.

(i)     This  intentionally  left  blank.

     (j) At Closing, Spectrum shall deliver a detailed budget that is satisfactory to SILVA BAY which sets out Spectrum's intended use of the Funding Requirement described in Section 8.05, if not already provided pursuant to the
                           ------------
Original  Agreement.

     (k) At Closing, Spectrum shall have disposed of any and all obligations to preferred stockholders, option holders and warrant holders.

     (l) Spectrum shall have provided to SILVA BAY an unaudited balance sheet and the related unaudited statements of income, stockholders' equity and cash flows for the period from the date of the Financial Statements through the end of the most recent month ending at least 30 days prior to the Closing Date (the "CLOSING FINANCIAL STATEMENTS"), accompanied by the unqualified
       ------------------------------
certification of the Chief Executive Officer of Spectrum and the Chief Financial
      -----
Officer of Spectrum to the effect that the Closing Financial Statements have been prepared from and in accordance with the books and records of Spectrum, have been prepared in conformity with GAAP (subject to normal, recurring year-end adjustments and the lack of required footnotes) and fairly present in all material respects the financial condition of Spectrum as of the date thereof and the results of its operations for the period then ended, and there shall have been no material adverse change in the financial condition of Spectrum form the date of the Financial Statements to the date of the Closing Financial Statement which would have a material adverse effect on the financial condition of Spectrum.

     (m) At Closing, Spectrum shall deliver an opinion of its counsel customary for transactions as contemplated in this Agreement in form and substance reasonably satisfactory to SILVA BAY's counsel.



                                  ARTICLE VIII.

                            POST-CLOSING OBLIGATIONS

     8.01     FURTHER ASSURANCES.  Following the Closing, Spectrum and SILVA BAY
              ------------------
shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

     8.02     PUBLICITY.  None  of  the  parties  hereto shall issue or make, or
              ---------
cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by each of the other parties, except as required by law (in which case, so Silva Bay as possible, there shall be consultation among the parties prior to such announcement), and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

     8.03     NAME  CHANGE  AND  REINCOPORATION.  After Closing, SILVA BAY shall
              ---------------------------------
take the necessary board of directors action and use its best efforts to obtain the necessary shareholder approval to change its corporate name from Silva Bay International, Inc. to "SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.".
                           ------------------------------------------------

     8.04     SILVA  BAY  DIRECTORS AND OFFICERS AFTER CLOSING.  SILVA BAY shall
              ------------------------------------------------
use its best efforts to have the securities of SILVA BAY trade on the Over The Counter Bulletin Board (OTC BB) or equivalent within 150 days from Closing.

     8.05     CAPITAL FOR THE SURVIVING CORPORATION'S BUSINESS.  SILVA BAY shall
              ------------------------------------------------
provide the Surviving Corporation, if not already provided pursuant to the Original Agreement, without restriction and in immediately available funds, the following amounts to be used to conduct its business according to the following schedule (the "FUNDING REQUIREMENT"): (i) $200,000 on June 24, 2003; (ii)
                 --------------------
$150,000 on June 28, 2003; and (iii) $150,000 on or before August 1, 2003.  This funding  will  be  in  the  form  of  a  loan  to  Spectrum.


                                   ARTICLE IX.

                                  MISCELLANEOUS

     9.01     INDEMNIFICATION.  SILVA  BAY  shall  defend,  indemnify  and  hold
              ---------------
harmless the Surviving Corporation and the Spectrum Stockholders from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, fines and reasonable attorneys' fees, that the Surviving Corporation and/or the Spectrum Stockholders may incur, sustain or suffer including without limitation any audit costs incurred by an Internal Revenue Service audit of the Company and/or any of the Target Companies which results in a tax deficiency for the tax year(s) audited ("LOSSES") as a result of any breach of, or failure by
                            ------
the SILVA BAY to perform, any of the representations, warranties, covenants or agreements of SILVA BAY contained in this Agreement or in any Schedule(s) furnished by or on behalf of SILVA BAY under this Agreement.

9.02     CONFIDENTIALITY.
         ---------------

     (a) Prior to the Closing, SILVA BAY shall, and shall cause its Affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning Spectrum and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by SILVA BAY or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to SILVA BAY or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers on a non-confidential basis prior to its disclosure by SILVA BAY or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by SILVA BAY or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that SILVA BAY promptly shall notify Spectrum of any disclosure pursuant to clause (iii) of this Section 9.01(a); and, provided,
                                                 ---------------
further, that the foregoing obligation of confidence shall not apply to the furnishing of information by SILVA BAY in bona fide discussions or negotiations with prospective lenders.

     (b) Spectrum shall cause its Affiliates, employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement, Spectrum, SILVA BAY or their respective businesses; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Spectrum or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to Spectrum or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers after the Closing on a non-confidential basis prior to its disclosure by Spectrum or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers and
(iii) information that is required to be disclosed by Spectrum or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that Spectrum shall promptly notify SILVA BAY of any disclosure pursuant to clause (iii) of this Section 9.01(b).
      ----------------

     9.03     BROKERS.  Regardless of whether the Closing shall occur, SILVA BAY
              -------
shall indemnify and hold Spectrum harmless from and against any and all liability for any brokers' or finders' fees arising in respect to brokers or finders retained or engaged by SILVA BAY with respect of the transactions contemplated by this Agreement.

     9.04     COSTS  AND  EXPENSES.  Each of the parties to this Agreement shall
              --------------------
bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby (the "TRANSACTION EXPENSES").
       ---------------------

     9.05     NOTICES.  Any notice, demand, request, offer, consent, approval or
              -------
communications  (collectively,  a  "NOTICE") to be provided under this Agreement
                                    ------
shall be in writing and sent by one of the following methods: (i) postage prepaid, United States certified or registered mail with a return receipt requested, addressed to SILVA BAY or Spectrum, as appropriate, at the addresses set forth below; (ii) overnight delivery with a nationally recognized and reputable air courier (with electronic tracking requested) addressed to SILVA BAY or Spectrum, as appropriate, at the addresses set forth below; (iii) personal delivery to SILVA BAY or Spectrum, as appropriate, at the addresses set forth below; or (iv) by confirmed facsimile or telecopier transmission to SILVA BAY or Spectrum, as appropriate, at the facsimile numbers set forth below and in such case of facsimile transmission, a copy must also be contemporaneously sent by one of the methods described in the preceding clause (i), (ii) or (iii) of this Section 9.05 (it being understood and agreed, however, that such Notice
      -------------
shall be deemed received upon receipt of electronic transmission). Any such Notice shall be deemed given upon receipt thereof, or, in case of any Notice sent pursuant to clause (i), (ii) or (iii) above, the refusal thereof by the intended recipient. Notwithstanding the foregoing, in the event any Notice is sent by overnight delivery or personal delivery and it is received (or delivery is attempted) during non-business hours (i.e., other than during 8:30 a.m. to 5:30 p.m. [EST/EDT] Monday through Friday, excluding holidays), then such Notice shall not be deemed to have been received until the next business day. Either party may designate a different address for receiving Notices hereunder by notice to the other party in accordance with the provisions of this Section
                                                                         -------
9.05. Further notwithstanding the foregoing, if any Notice is sent by either party hereto to the other and such Notice has not been sent in compliance with this Section 9.05 but has in fact actually been received by the other party,
      -------------
then such Notice shall be deemed to have been duly given by the sending party and received by the recipient party effective as of such date of actual receipt.

IF  TO  SILVA  BAY  OR  SSS:
     KAPLAN  GOTTBETTER  &  LEVENSON,  LLP
     630  Third  Avenue
     New  York,  New  York  10017
     Attn:  Adam  S.  Gottbetter,  Esq.
     Telephone  No:  (212)  983-6900
     Telecopy  No.:  (212)  983-9210

IF  TO  SPECTRUM:
     SPECTRUM  SCIENCES  &  SOFTWARE,  INC.
     91  Hill  Avenue
     Fort  Walton  Beach,  Florida  32548
     Attention:  Donal  Myrick
     Telephone  No:  (850)  796-0909
     Telecopy  No.:  (407)  244-9560

Notwithstanding anything in this Section to the contrary, any Notice delivered in accordance herewith to the last designated address of any person or party to which a Notice may be or is required to be delivered pursuant to this Agreement shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the Notice is directed or the failure or refusal of such person or party to accept delivery of the Notice.

     9.06     GOVERNING LAW AND WAIVER OF JURY TRIAL.  this agreement is made in
              --------------------------------------
and shall be governed by the laws of the state of new york, and any legal action relating to or arising out of this agreement shall be resolved only in federal or state court located in new york county. the parties hereto expressly waive any claim or defense therein that such courts constitute an inconvenient forum. the parties hereto expressly waive all rights to trial by jury regarding all matters or disputes arising out of or related to this agreement. in no event shall any party be liable for any indirect, special, exemplary, punitive or consequential damages arising out of or relating to this agreement.

     9.07     REPRESENTATIONS  AND  WARRANTIES.  Each of the representations and
              --------------------------------
warranties of each of the parties to this Agreement shall be deemed to have been made and shall be deemed to constitute the making of such representations and warranties, again at and as of the Closing by and on behalf of the party on behalf of whom such certificates are delivered.

     9.08     AGREEMENT;  NO  THIRD-PARTY  BENEFICIARIES.  This  Agreement
              ------------------------------------------
(including the exhibits and schedules attached hereto) and such other documents expressly intended by the terms hereof to be delivered subsequent to the execution of this Agreement, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The exhibits and schedules constitute a part hereof as though set forth in full above. This Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

     9.09     BINDING  EFFECT;  ASSIGNMENT.  The  rights and obligations of this
              ----------------------------
Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. The rights and obligations of this Agreement may not be assigned except by mutual written consent of the parties hereto.

     9.10     SEVERABILITY.  If  any  clause  or  provision of this Agreement is
              ------------
illegal,  invalid  or  unenforceable  under  applicable  present  or future Laws effective  during  the  Term,  the  remainder  of  this  Agreement  shall not be affected. In lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. In the event any clause or provision of this Agreement is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this Agreement provided such party exercises such right within a reasonable time after such occurrence. The amendment or modification to this Agreement pursuant to this Section 9.10 shall require the consent of all parties hereto prior to
          -------------
the  effectiveness  of  any  such  amendment  or  modification.

     9.11     COUNTERPARTS.  This  Agreement  may  be  executed in any number of
              ------------
counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

     9.12     ATTORNEYS'  FEES.  Notwithstanding  the  foregoing,  in  the event
              ----------------
either party employs an attorney or brings an action against the other arising out of the terms of this Agreement, the prevailing party (whether such prevailing party has been awarded a money judgment or not) shall receive from the other party (and the other party shall be obligated to pay) the prevailing party's reasonable legal fees and expenses (including the fees and expenses of experts and para-professionals), whether such fees and expenses are incurred before, during or after any trial, re-trial, re-hearing, mediation or arbitration, administrative proceedings, appeals or bankruptcy or insolvency proceedings, and irrespective of whether the prevailing party would have been entitled to such fees and expenses under applicable law in the absence of this Section. Without limiting the generality of the foregoing, the term "EXPENSES"
                                                                       --------
shall include expert witness fees, bonds, filing fees, administrative fees, transcriptions, depositions or proceedings, costs of discovery and travel costs. The term "PREVAILING PARTY" as used in this Section shall mean that party whose
           ----------------
positions substantially prevail in such action or proceeding, and any action or proceeding brought by either party against the other as contemplated in this Section may include a plea or request for judicial determination of the "prevailing party" within the meaning of this Section. In the event neither party substantially prevails in its positions in such action or proceeding, the court may rule that neither party has so substantially prevailed, in which event each party shall be responsible for its own fees and expenses in connection therewith. In addition, the fees and expenses for the services of "in-house" counsel (if any) shall be included within the prevailing party's fees and expenses as fully as if such in-house legal services were provided by an "outside" attorney or law firm as contemplated within this Section, irrespective of whether "outside" legal services are obtained in connection with such matter. The fees and expenses on the part of in-house counsel as aforesaid shall be determined based upon the prevailing hourly rates, fees and expenses for an attorney(s) of comparable experience in the central, Florida area.

     9.13     EXHIBITS  AND  SCHEDULES.  The  Exhibits and Schedules referred to
              ------------------------
herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where
(i) there is an explicit cross-reference to another Schedule, and (ii) SILVA BAY could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

     9.14     CONSTRUCTION.  The  parties  agree  and acknowledge that they have
              ------------
jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     9.15     RULES  OF  INTERPRETATION.  Except as otherwise expressly provided
              -------------------------
in this Agreement, the following rules shall apply hereto: (i) the singular includes the plural and plural includes the singular; (ii) "or" is not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes any permitted supplements and amendments;
(iv) a reference in this Agreement to a section or exhibit is a reference to a section or exhibit within or attached to this Agreement unless otherwise expressly provided; (v) a reference to a section or paragraph in this Agreement shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said section or paragraph; (vi) words such as "hereunder", "hereto", "hereof", and "herein", and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular clause hereof; (vii) the headings of the articles or sections and the ordering or position thereof are for convenience only and shall not in any way be deemed to affect the meaning of this Agreement; (viii) a reference in this Agreement to a "person" or "party" (whether in the singular or the plural) shall (unless otherwise indicated herein) include both natural persons and unnatural persons (including, but not limited to, corporations, partnerships, limited liability companies or partnerships, trusts, etc.); (ix) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP; and (x) any reference in this Agreement to a "BUSINESS DAY" shall include each Monday,
                                        ------------
Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in Orlando, Florida are closed.

     9.16     AMENDMENT;  WAIVER.  This  Agreement may not be modified, amended,
              ------------------
supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

EXECUTED  as  of  the  date  first  written  above.


                                             SILVA BAY INTERNATIONAL, INC.





                                                   By: /s/ Dyron Watford
                                                       ------------------------
                                                       DYRON WATFORD, PRESIDENT


                                             SSS ACQUISITION CO.




                                                   By: /s/ Dyron Watford
                                                       ------------------------
                                                       DYRON WATFORD, PRESIDENT

                                             SPECTRUM SCIENCES & SOFTWARE, INC.




                                                   By: /s/ Donal Myrick
                                                       ------------------------
                                                       DONAL MYRICK, PRESIDENT
                                                       AND CHIEF EXECUTIVE
                                                       OFFICER

Schedule  2.08          Spectrum  -  Shares  Issuable  to  Spectrum Stockholders

Schedule  4.01          Spectrum  -  Jurisdictions  and  Good  Standings

Schedule  4.03          Spectrum  Capital  Structure Prior to Closing the Merger

Schedule  4.05          Spectrum  -  Consents  and  Defaults

Schedule  4.07          Spectrum  -  Number  of  Employees  and  Employment
Classification

Schedule  4.08(a)     Spectrum  -  Financial  Statement

Schedule  4.08(b)     Spectrum  -  Liabilities

Schedule  4.08(c)     Spectrum  -  Accounts  Receivable

Schedule  4.08(d)     Spectrum  -  Inventory

Schedule  4.09          Spectrum  -  Certain  Changes  Since  Last Balance Sheet

Schedule  4.10          Spectrum  -  Compliance  with  Laws

Schedule  4.11          Spectrum  Litigation

Schedule  4.12          Spectrum  -  Real  Property

Schedule  4.14          Spectrum  -  Contracts  and  Commitments

Schedule  4.15          Spectrum  Intangible  Rights

Schedule  4.16          Spectrum  -  Permits

Schedule  4.17          Spectrum  -  Financial  Institutions  and  Authorized
Personnel

Schedule  4.18          Spectrum  -  Principal  Suppliers

Schedule  4.19          Spectrum  -  Transactions  with  Affiliates

Schedule  4.20          Spectrum  -  Tax  Matters

SCHEDULE  7.02(C)     SILVA  BAY  -  CERTAIN  CHANGES  SINCE  LAST BALANCE SHEET